For Immediate Release	Contact: Mark Trinske
Director of Investor, Public &
Government Relations
Affinia Group Inc.
(734) 827-5412

AFFINIA GROUP CONTINUES RESTRUCTURING INITIATIVE
WITH CLOSURE OF CANADIAN FOUNDRY

ANN ARBOR, MICHIGAN, March 30, 2007 – Affinia Group Inc. announced today that it is closing its foundry in Sudbury, Ontario, Canada.

“While this closure is the right decision for the future of Affinia, it in no way reflects on the talents or dedication of the 240 hard-working people of the Sudbury plant,” said John Washbish, President of Affinia’s Under Vehicle Group.

Affinia Group will provide appropriate severance packages and career assistance where possible.

“To successfully compete in today’s global market-driven economy Affinia is focused on lowering costs and becoming a world class global manufacturer and distributor of on and off highway replacement products and services,” said Terry McCormack, President and CEO of Affinia Group. “This closure is consistent with our previously announced comprehensive restructuring plan and helps us realign our global manufacturing footprint.” said McCormack.

Affinia Group Inc.  is a global leader in the on and off highway replacement products and service industry. In North America the Affinia family of brands includes WIX® filters; Raybestos® brand brakes and AIMCO® brake products, and McQuay-Norris® and Spicer® Chassis parts. South American and European brands include Nakata®, Urba® and Quinton Hazell®. For more information, visit www.affiniagroup.com.

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